  EXHIBIT 99.1

   ENDRA Life Sciences Reports First Quarter 2022 Financial Results and Provides Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (May 12, 2022) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reported financial results for the three months ended March 31, 2022, and provided a business update. Highlights of the first quarter of 2022 and recent weeks include:

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Raised $8.7 million in gross proceeds, extending cash runway. The company raised a total of $8.7 million in gross proceeds year-to-date from the sale of common stock through its at-the-market (ATM) equity facility, of which $7.8 million was raised subsequent to the close of the first quarter. With this bolstered cash position, management believes ENDRA is capitalized to fund operations through several important milestones, including ramping-up commercial activities in Europe and advancing the TAEUS system through the regulatory process in the U.S.

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Reached clarity on the U.S. regulatory strategy for the TAEUS system and on track to submit De Novo request in the third quarter. After extensive and productive dialogue with the U.S. Food and Drug Administration (FDA), ENDRA is pursuing the De Novo pathway for its TAEUS Liver System, which is intended to characterize fatty liver tissue as a non-invasive means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD). The De Novo pathway will build upon ENDRA's completed 510(k) application and provides ENDRA with the opportunity to set the bar for an entirely new product classification, which should yield important and sustainable commercial advantages for the novel TAEUS platform. Under the De Novo process, the company intends to provide smaller-scale TAEUS human study data, which will come from ENDRA's existing clinical study sites and is not expected to add material expenses to ENDRA.

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Expanded into China with an eighth clinical study partner. ENDRA’s latest research partnership, with China’s renowned Shanghai General Hospital (Shanghai First People’s Hospital Affiliated with Shanghai Jiao Tong University), further validates interest in ENDRA’s technology and provides a strategic entry point into China’s healthcare market, which seeks to deliver cost-effective services to 1.4 billion citizens including an estimated 350 million people with NAFLD and Non-Alcoholic Steatohepatitis (NASH).

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Grew global intellectual property (IP) portfolio to 90 assets, including 46 issued patents. The company was issued five U.S. patents, two European patents and four Chinese patents that further protect its optimized hybrid ultrasound and thermoacoustic imaging systems for a wide range of applications. In addition, one of the newly issued U.S. patents related to the transfer of data from a device not connected to the internet expands potential licensing opportunities for the company.

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Achieved key Quality Management System certification. ENDRA received Medical Device Quality Management System ISO 13485:2016 recertification, which affirms its quality standards supporting the TAEUS system’s CE mark. It further demonstrates the company’s commitment to uphold the highest quality development and manufacture of the TAEUS System to meet customer and international regulatory standards.

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“We significantly strengthened our balance sheet during the challenging macro environment with the use of our ATM facility to ensure we are well-capitalized to fund the ramp-up in our sales and marketing activities in Europe and our regulatory process in the U.S.," stated Francois Michelon, Chairman and Chief Executive Officer of ENDRA.  “Central to these goals, we are advancing our clinical research sites to generate data to support the commercialization of our TAEUS system and the submission of our De Novo request. To date, approximately 40 patients have been scanned in the U.S., and we recently activated a new research site in Germany to contribute clinical data and help ENDRA evaluate new product features. With these advancements, as well as the activation of our remaining clinical sites in Europe, the U.S and Asia in the coming months, we are confident in achieving our goal of scanning over 200 patients by year-end."

First Quarter 2022 Financial Results

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Operating expenses increased to $2.9 million in the first quarter of 2022 from $2.6 million in the same period in 2021. The increase was primarily due to increased spending for commercialization of TAEUS and ongoing product development.

•	Net loss in the first quarter of 2022 was $2.9 million, or $0.07 per share, compared with a net loss of $2.3 million, or $0.06 per share, in the first quarter of 2021.

•	Cash and cash equivalents were $7.1 million as of March 31, 2022; as noted above, $7.8 million was raised subsequent to the close of the first quarter through the company’s ATM facility.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using thislink. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the call start time. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International).  A webcast of the call may also be accessed at ENDRA’s Investor Relationspage andhere.

A telephone replay will be available until May 19, 2022 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 6511486.  A webcast replay will be available beginning approximately one hour after the completion of the live conference callhere.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with 400,000 cart-based ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and Non-Alcoholic Steatohepatitis (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visitwww.endrainc.com.

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Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of our development efforts, including the timing for receipt of required regulatory approvals and product launches; future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; ENDRA’s ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; and ENDRA’s ability to protect its intellectual property. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

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[Financial Tables Follow]

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ENDRA Life Sciences Inc.

Consolidated Balance Sheets

	March 31,	December 31,
Assets	2022	2021
Current Assets	(Unaudited)
Cash	$7,127,363	$9,461,534
Prepaid expenses	1,061,406	1,348,003
Inventory	1,930,258	1,284,578
Total Current Assets	10,119,027	12,094,115
Non-Current Assets
Fixed assets, net	201,445	131,130
Right of use assets	610,234	643,413
Other assets	5,986	5,986
Total Assets	$10,936,692	$12,874,644

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,220,840	$1,411,437
Lease liabilities, current portion	137,117	132,330
Total Current Liabilities	1,357,957	1,543,767

Long Term Debt
Loans	28,484	28,484
Lease liabilities	481,618	518,147
Total Long Term Debt	510,102	546,631

Total Liabilities	1,868,059	2,090,398

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 141,397 and 190,288 shares issued and outstanding, respectively	1	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 44,559,418 and 42,554,514 shares issued and outstanding, respectively	4,454	4,254
Additional paid in capital	80,604,416	79,456,938
Stock payable	8,774	13,863
Accumulated deficit	(71,549,012)	(68,690,810)
Total Stockholders’ Equity	9,068,633	10,784,246
Total Liabilities and Stockholders’ Equity	$10,936,692	$12,874,644

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ENDRA Life Sciences Inc.

Consolidated Statements of Operations

 (Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2022	2021
Operating Expenses
Research and development	$1,213,022	$1,141,486
Sales and marketing	339,903	160,935
General and administrative	1,302,344	1,273,418
Total operating expenses	2,855,269	2,575,839

Operating loss	(2,855,269)	(2,575,839)

Other Expenses
Gain on extinguishment of debt	-	308,600
Other expense	(2,933)	(2,037)
Total other (expenses)	(2,933)	306,563

Loss from operations before income taxes	(2,858,202)	(2,269,276)

Provision for income taxes	-	-

Net Loss	$(2,858,202)	$(2,269,276)

Deemed dividend	-	(121,071)

Net Loss attributable to common stockholders	$(2,858,202)	$(2,390,347)

Net loss per share – basic and diluted	$(0.07)	$(0.06)

Weighted average common shares – basic and diluted	43,054,224	37,772,515

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ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(2,858,202)	$(2,269,276)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,038	31,425
Stock compensation expense including common stock issued for RSUs	288,537	321,949
Stock payable for investor relations	-	46,250
Amortization of right of use assets	33,179	17,449
Gain on extinguishment of debt	-	(308,600)
Changes in operating assets and liabilities:
Decrease in prepaid expenses	286,597	(385,292)
Increase in inventory	(645,680)	(136,988)
Decrease in accounts payable and accrued liabilities	(190,597)	(223,532)
Decrease in lease liability	(31,742)	(16,868)
Net cash used in operating activities	(3,098,870)	(2,923,483)

Cash Flows from Investing Activities
Purchases of fixed assets	(89,353)	(45,000)
Net cash used in investing activities	(89,353)	(45,000)

Cash Flows from Financing Activities
Proceeds from warrant exercise	-	2,785,627
Proceeds from issuance of common stock	854,052	9,798,293
Net cash provided by financing activities	854,052	12,583,920

Net increase (decrease) in cash	(2,334,171)	9,615,437

Cash, beginning of period	9,461,534	7,227,316

Cash, end of period	$7,127,363	$16,842,753

Supplemental disclosures of cash items
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Deemed dividend	$-	$121,071
Conversion of Series A Convertible Preferred Stock	$-	$(7)
Stock dividend payable	$5,089	$(22,337)
Right of use asset	$610,234	$321,563
Lease liability	$618,735	$331,520

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